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                                   EXHIBIT 21.


                                  SUBSIDIARIES

The following table lists current subsidiaries of the Company whose results are included in the Company's combined financial statements. The list of subsidiaries does not include certain subsidiaries which, when considered in the aggregate, do not constitute a significant subsidiary of the Company.

                                                    JURISDICTION
NAME OF COMPANY                                   OF INCORPORATION
---------------                                   ----------------
Beckman Coulter Canada Inc                        Canada
Beckman Coulter Eurocenter S.A                    Switzerland
Beckman Coulter France S.A                        France

Beckman Coulter G.m.b.H                           Germany
Beckman Coulter Holdings G.m.b.H                  Germany
Beckman Coulter Hong Kong Ltd                     Hong Kong

Beckman Coulter International S.A                 Switzerland
Beckman Coulter Ireland Inc                       Panama
Beckman Coulter K.K                               Japan

Beckman Coulter United Kingdom Ltd                England
Coulter Corporation                               Delaware